Exhibit 99.B(d)(1)(b)(iii)

April 28, 2008

Todd Modic

Senior Vice President

ING Investments, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ  85258

Dear Mr. Modic:

Pursuant to the Investment Management Agreement dated August 21, 2003, as amended, between ING Investors Trust and ING Investments, LLC (the “Agreement”), we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING American Funds Asset Allocation Portfolio (the “Portfolio”), a newly established series of ING Investors Trust, effective April 28, 2008, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolio to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual investment management fee indicated for the Portfolio, is attached to the letter.

Please signify your acceptance to act as Manager under the Agreement with respect to the Portfolio.

Very sincerely,

/s/ Kimberly A. Anderson
By:
		Name:	Kimberly A. Anderson
		Title:	Senior Vice President
ING Investors Trust

ACCEPTED AND AGREED TO:
ING Investments, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Investors Trust
Scottsdale, AZ 85258-2034	Fax: 480-477-2700
www.ingfunds.com

AMENDED SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

ING INVESTORS TRUST

and

ING INVESTMENTS, LLC

Annual Investment
Series(1)	Management Fee
(as a percentage of average daily net assets)

ING American Funds Asset Allocation Portfolio(3)	If the Series has not invested all or substantially all of its assets in another investment company:
0.5000% of the first $600 million
0.4200% on the next $600 million
0.3600% on the next $800 million
0.3200% on the next $1billion
0.2800% on the next $2 billion
0.2600% on the next $3 billion
0.2500% on assets in excess of $8 billion

If the Series invests all or substantially all of its assets in another investment company:
0.00% of all assets

ING American Funds Bond Portfolio(2)	If the Series has not invested all or substantially all of its assets in another investment company:
0.48% on the first $600 million
0.44% on the next $400 million
0.40% on the next $1 billion
0.38% on the next $1 billion
0.36% on assets over $3 billion

(1) This Schedule A to the Investment Management Agreement will be effective with respect to the Series upon the effective date of the post effective amendment to the Trust’s Registration Statement with respect to each Series.

(2) The initial two-year term of ING American Funds Bond Portfolio commenced on November 9, 2007.

(3) The initial two-year term of ING American Funds Asset Allocation Portfolio commenced on April 28, 2008.

If the Series invests all or substantially all of its assets in another investment company:
0.00% computed on all assets

ING American Funds Growth Portfolio	If the Series has not invested all or substantially all of its assets in another investment company:
0.50% of the first $600 million of net assets
plus 0.45% on net assets greater than $600 million but not exceeding $1.0 billion plus 0.42% on net assets greater than $1.0 billion but not exceeding $2.0 billion plus 0.37% on net assets greater than $2.0 billion but not exceeding $3.0 billion plus 0.35% on net assets greater than $3.0 billion but not exceeding $5.0 billion, plus 0.33% on net assets greater than $5.0 billion but not exceeding $8.0 billion plus 0.315% on net assets greater than $8.0 billion but not exceeding $13.0 billion plus 0.30% on net assets in excess of $13.0 billion; and
0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds International Portfolio	If the Series has not invested all or substantially all of its assets in another investment company:
0.69% of the first $500 million of net assets
plus 0.59% on net assets greater than $500 million but not exceeding $1.0 billion plus 0.53% on net assets greater than $1.0 billion but not exceeding $1.5 billion plus 0.50% on net assets greater than $1.5 billion but not exceeding $2.5 billion, plus 0.48% on net assets greater than $2.5 billion but not exceeding $4.0 billion plus 0.47% on net assets greater than $4.0 billion but not exceeding $6.5 billion plus 0.46% on net assets greater than $6.5 billion but not exceeding $10.5 billion plus 0.45% on net assets in excess of $10.5 billion; and
0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds Growth-Income Portfolio	If the Series has not invested all or substantially all of its assets in another investment company:
0.50% of the first $600 million of net assets
plus 0.45% on net assets greater than $600 million but not exceeding $1.5 billion plus 0.40% on net assets greater than $1.5 billion but not exceeding $2.5 billion plus 0.32% on net assets greater than $2.5 billion but not exceeding $4.0 billion, plus 0.285% on net assets greater than $4.0 billion but not exceeding $6.5 billion, plus 0.256% on net assets greater than $6.5 billion but not exceeding $10.5 billion, plus 0.242% on net assets in excess of $10.5 billion; and
0.00% if the Series invests all or substantially all of its assets in another investment company